                                                                Exhibit 6


THE TRAVELERS INSURANCE COMPANY  ONE TOWER SQUARE o HARTFORD, CONNECTICUT o
06183



 CONTRACT OWNER       SPECIMEN GRP GTSAl MSTR CA


 CONTRACT NUMBER  000000-3434333  (7G)            CONTRACT DATE     02/14/1996


We are pleased to provide you the benefits of this Annuity Contract.

                              EMERGENCY PROCEDURE

    If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that we cannot value the Separate Account(s), we may postpone all procedures which require valuation of the Separate Account(s) until valuation is possible. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

This contract is issued in consideration of the application and the payment of premium. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it. It is made effective as stated in the application.

This contract is delivered in the state where the application for it was completed by the Applicant and is subject to the laws of that state.


                                     Executed at Hartford. Connecticut

                                     President


This is a legal contract between you and us.      READ YOUR CONTRACT CAREFULLY.


                        GROUP VARIABLE ANNUITY CONTRACT
                           ANNUITY AND INCOME OPTIONS


     ELECTIVE OPTIONS                                    WITHOUT DIVIDENDS


ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON INVESTMENT EXPERIENCE OF SEPARATE ACCOUNTS AND ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


LVA-FPG(u)                                                          TIC Ed. 1-83

                                  DEFINITIONS

(a)  "We, us, our" means The Travelers Insurance Company;

(b)  "You, your" means the Contract Owner;

(c) "Separate Accounts" means those separate accounts shown in the CONTRACT SUMMARY which we established for this class of contracts and certain other contracts;

(d) "Underlying Fund" means an open-end diversified investment management company indicated in the CONTRACT SUMMARY, which is an underlying investment for a Separate Account;

(e) "Sub-Account" means that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund. If there is no Underlying Fund for a Separate Account, the entire Separate Account is a Sub-Account;

(f)  "Valuation Period" means the period between successive valuations;

(g)  "Valuation Date" means a date on which a Separate Account is valued:

(h)  "Age" means age last birthday;

(i)  "Contract years" means twelve month periods beginning with the Contract
     Date;

(j) "Basic contract" means this contract excluding any additional benefit for which a separate premium is charged;

(k) "Our Office" means the Home Office of The Travelers Insurance Company or any other office which we may designate for the purpose of administering this contract;

(l)  "Participant" means an eligible person who participates in the Plan;

(m) "Participant's Interest" means the Value to which the Participant is entitled under the Plan. The Participant's Interest will be the value of that Participant's Individual Accounts unless you instruct us otherwise;

(n)  "Plan" means the Plan described in this contract;

(o) "Individual Account" means Accumulation Units credited to a Participant or beneficiary;

(p)  "Owner's Account" means Accumulation Units credited to you;

(q) "Account" means either the Owner's Account or a Participant's Individual Account. A Participant may have more than one Individual Account;

(r) "Annuity Commencement Date" means the date on which a Participant's Annuity payments are to begin; and

(s)  "Due Proof of Death" means (i) a copy of a certified death certificate;
     (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

                                CONTRACT SUMMARY


CONTRACT OWNER   SPECIMEN GRP GTSAl MSTR CA

CONTRACT NUMBER  000000-3434333   (7G)  02/14/1996       CONTRACT DATE

   BENEFIT DESCRIPTION

GROUP VARIABLE ANNUITY CONTRACT WITH ANNUITY AND INCOME OPTIONS.

GROSS PREMIUM IS PAYABLE BEGINNING ON 02/14/1996

THE NET PREMIUM UNDER THE BASIC CONTRACT IS EQUAL TO THE GROSS PREMIUM LESS ANY APPLICABLE PREMIUM TAX.

AMOUNTS DEDUCTED ON SURRENDER (FIRST IN, FIRST OUT BASIS):



          YEARS SINCE GROSS       PERCENT OF GROSS PREMIUM
          PREMIUM WAS PAID      PAYMENTS (NOT PREVIOUSLY SURRENDERED)
          -----------------  ----------------------------------------
                 1-5                              5%
           6 AND THEREAFTER                       0%


SEMI-ANNUAL ACCOUNT CHARGE - $15.00, ON EACH ACCOUNT. NO ACCOUNT CHARGE WILL BE DEDUCTED FROM FLEXIBLE ACCOUNT.


SUB-ACCOUNT TRANSFER CHARGE:               $0.00
ACCOUNT DISTRIBUTION CHARGE:               $0.00



                                                                         SUBACCOUNT
                                                                      DEDUCTION PER DAY
                                                                      -----------------
SEPARATE ACCOUNTS-
THE TRAVELERS GROWTH AND INCOME STOCK ACCOUNT FOR                          .0000466
     VARIABLE ANNUITIES UNDERLYING FUNDS - NONE
THE TRAVELERS TIMED GROWTH AND INCOME STOCK ACCOUNT FOR                    .0000774
     VARIABLE ANNUITIES UNDERLYING FUNDS - NONE
THE TRAVELERS TIMED AGGRESSIVE STOCK ACCOUNT FOR VARIABLE                  .0000822
     ANNUITIES UNDERLYING FUNDS - NONE
THE TRAVELERS QUALITY BOND ACCOUNT FOR VARIABLE ANNUITIES                  .0000431
     UNDERLYING FUNDS - NONE
THE TRAVELERS TIMED BOND ACCOUNT FOR VARIABLE ANNUITIES                    .0000822
     UNDERLYING FUNDS - NONE
THE TRAVELERS MONEY MARKET ACCOUNT FOR VARIABLE ANNUITIES                  .0000431
     UNDERLYING FUNDS - NONE
THE TRAVELERS TIMED SHORT-TERM BOND ACCOUNT FOR VARIABLE                   .0000774
     ANNUITIES UNDERLYING FUNDS - NONE
THE TRAVELERS FUND U FOR VARIABLE ANNUITIES
     UNDERLYING FUNDS
         MANAGED ASSETS TRUST                                              .00003425
         HIGH YIELD BOND TRUST                                             .00003425
         CAPITAL APPRECIATION FUND                                         .00003425


                              (BENEFITS CONTINUED)


FPGUl*LW058*LW282*GBU*GATU*L13411*LVAE9A*L13089*L13804*LH389B*L13193*
L 7GGl--CAM01
S-3                                                      TIC Ed. 5-94

                                CONTRACT SUMMARY


CONTRACT OWNER   SPECIMEN GRP GTSAl MSTR CA

CONTRACT NUMBER  000000-3434333   (7G)  02/14/1996               CONTRACT DATE

       BENEFIT DESCRIPTION


                                                                              SUBACCOUNT
                                                                           DEDUCTION PER DAY
                                                                           -----------------
         AMERICAN ODYSSEY FUNDS, INC-
           AMERICAN ODYSSEY CORE EQUITY FUND                                   .00003425
           AMERICAN ODYSSEY EMERGING OPPORTUNITIES FUND                        .00003425
           AMERICAN ODYSSEY INTERNATIONAL EQUITY FUND                          .00003425
           AMERICAN ODYSSEY LONG-TERM BOND FUND                                .00003425
           AMERICAN ODYSSEY INTERMEDIATE-TERM BOND FUND                        .00003425
           AMERICAN ODYSSEY SHORT-TERM BOND FUND                               .00003425
         THE TRAVELERS SERIES TRUST-
           U.S. GOVERNMENT SECURITIES PORTFOLIO                                .00003425
           UTILITIES PORTFOLIO                                                 .00003425
           SOCIAL AWARENESS STOCK PORTFOLIO                                    .00003425
         TEMPLETON VARIABLE PRODUCTS SERIES FUND-
           TEMPLETON BOND FUND                                                 .00003425
           TEMPLETON STOCK FUND                                                .00003425
           TEMPLETON ASSET ALLOCATION FUND                                     .00003425
         VARIABLE INSURANCE PRODUCTS FUND-
           FIDELITY'S HIGH INCOME PORTFOLIO                                    .00003425
           FIDELITY'S GROWTH PORTFOLIO                                         .00003425
           FIDELITY'S EQUITY INCOME PORTFOLIO                                  .00003425
         VARIABLE INSURANCE PRODUCTS FUND II -
           FIDELITY'S ASSET MANAGER PORTFOLIO                                  .00003425
         DREYFUS STOCK INDEX FUND INC.                                         .00003425
         SMITH BARNEY/TRAVELERS SERIES FUND, INC.-
           SMITH BARNEY INCOME & GROWTH PORTFOLIO                              .00003425
           ALLIANCE GROWTH PORTFOLIO                                           .00003425
           SMITH BARNEY INTERNATIONAL EQUITY PORTFOLIO                         .00003425
           PUTNAM DIVERSIFIED INCOME PORTFOLIO                                 .00003425
           GT GLOBAL STRATEGIC INCOME PORTFOLIO                                .00003425
           SMITH BARNEY HIGH INCOME PORTFOLIO                                  .00003425
           MFS TOTAL RETURN PORTFOLIO                                          .00003425


  ASSUMED DAILY NET INVESTMENT FACTOR IS 1.0000942 FOR ALL SEPARATE ACCOUNTS


  PROVISION FOR FLEXIBLE ANNUITY ACCOUNT AND CASH LOANS
  MAXIMUM LOAN AMOUNT:   80% OF THE CASH VALUE FOR ACCOUNTS WITH
                                BALANCES UP TO $12,500 OR 1/2 OF THE CASH
                                VALUE FOR ACCOUNTS WITH BALANCES OVER
                                $12,500 UP TO A MAXIMUM OF $50,000 REDUCED
                                BY THE HIGHEST OUTSTANDING LOAN BALANCE
                                DURING THE LAST 12 MONTHS.
  MINIMUM LOAN AMOUNT:          $1,000
  MAXIMUM LOAN INTEREST RATE:   7.00% PER ANNUM IN ADVANCE


                               BENEFITS CONTINUED

FPGUl*LW058*LW282*GBU*GATU*L13411*LVAE9A*L13089*L13804*LH389B*L13193*L
7gg1 --CAM01
S3                                                        TIC Ed. 2-95

                                CONTRACT SUMMARY


CONTRACT OWNER   SPECIMEN GRP GTSAl CA

CONTRACT NUMBER  00000-3434333  (7G)       02/14/1996    CONTRACT DATE


   BENEFIT DESCRIPTION


WE RESERVE THE RIGHT TO TERMINATE THIS ACCOUNT OR ANY INACTIVE ACCOUNTS UNDER THIS CONTRACT IF THE CASH VALUE OF THE CONTRACT OR THE ACCOUNT IS LESS THAN THE TERMINATION AMOUNT OF $500 AND NO PREMIUM PAYMENTS HAVE BEEN MADE FOR AT LEAST THREE YEARS.

NO GROSS PREMIUM MAY BE DECREASED TO AN AMOUNT WHICH IS LESS THAN THE MINIMUM PREMIUM THEN REQUIRED UNDER VARIABLE ANNUITY CONTRACTS ISSUED FOR THE CLASS TO WHICH THIS CONTRACT THEN BELONGS. NO PREMIUM PAYMENTS WILL BE ACCEPTED UNLESS SUCH PAYMENTS ARE MADE UNDER AN EMPLOYEES' TRUST OR ANNUITY PLAN QUALIFIED UNDER THE INTERNAL REVENUE CODE OF THE UNITED STATES.



























    FPGUl*LW058*LW282*GBU*GATU*L13411*LVAE9A*L13089*L13804*LH389B*L13193*L
    7GGl--CAM01
    S3                                                        TIC Ed. 2-95

                                    BENEFITS

If a Participant is living on that Participant's Annuity Commencement date:

     1.  we will apply the Participant's Interest to provide an Annuity; and
     2. we will pay to you or that Participant, as provided in the Plan, the first of a series of Annuity payments.

You or the Participant, as provided in the Plan, may elect:

     1.  another form of Annuity or Income; or
     2.  an earlier date for Commencement or an Annuity or an Income, or both;

as provided in this contract. We will determine the dollar amounts of Annuity or Income payments as described in the Annuity Provisions or Income Provisions.

If a Participant dies:

     1.  while this contract continues; and
     2.  before the payment of that Participant's Annuity or Income:

we will, on receipt of due proof of that Participant's death, pay to you or that Participant's beneficiary, as provided in the Plan, that Participant's Interest less any applicable premium tax not previously deducted. We will determine the value of the Participant's Interest as of the valuation next following receipt of due proof of that Participant's death at our Office.

If:
     1. a Participant's Interest is to be applied to effect an Annuity or Income Option; and
     2. that Interest is other than the Cash Value of that Participant's Individual Accounts;

we must receive your instructions at least 30 days before that Participant's first Annuity or Income Payment is to be made.


                              VALUATION PROVISIONS

We will apply the first net premium to provide Accumulation Units:

     1.  as directed or as provided in the Plan;
     2. as of the valuation next following receipt of the premium for the basic contract at our Office; or
     3.  on the date indicated in the application for:
         a.  this contract; or
         b.  the Individual Account:

if later.

We will apply any net premium after the first as of the valuation next following its receipt at our Office. The net premium will be allocated to the Sub-Accounts in the proportion specified:


LVA-GB(U) TIC Ed. 1-83

     1.  in the application for this contract; or
     2. as you or the Participant, as provided in the Plan, tell us from time to time.


NET PREMIUM--The net premium is as stated in the CONTRACT SUMMARY.

NUMBER OF ACCUMULATION UNITS--We will determine the number of Accumulation Units to be credited to the basic contract in each Sub-Account on payment of premium by dividing (a) by (b) where:

     (a) is the net premium applied to that Sub-Account; and
     (b) is by the then Accumulation Unit Value of that Sub-Account.

ACCUMULATION UNIT VALUE--The initial value of an Accumulation Unit for each Sub-Account was set at $1.00. We determine the value of an Accumulation Unit in each Sub-Account:

     1.  on each Valuation Date;
     2.  by multiplying:
         a.  the value on the immediately preceding Valuation Date; by
         b. the net investment factor for that Sub-Account for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date

NET INVESTMENT RATE AND NET INVESTMENT FACTOR--Each Sub-Account's net investment rate for a Valuation Period is equal to:

     1.  the gross investment rate for that Sub-Account; less
     2. the applicable Sub-Account deduction for the interval in the Valuation Period.

All Sub-Account deductions are shown in the CONTRACT SUMMARY.

The gross investment rate of a Sub-Account for a Valuation Period is equal to
(a) divided by (b) where (a) is:

     1.  investment income; plus
     2.  capital gains and losses, whether realized or unrealized; less
     3. a deduction for any applicable taxes, including income taxes arising from:
         a.  income; and
         b.  realized and unrealized capital gains; and

(b)  is the amount of the assets at the beginning of the Valuation Period

The gross investment rate for a Sub-Account may be either positive or negative. If a Sub-Account is invested in shares of an Underlying Fund, assets are based on the net asset value of the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

The net investment factor for a Sub-Account for any Valuation Period is the sum of

     1.  1.0000000; plus
     2.  the net investment rate.

TRANSFER BETWEEN SUB-ACCOUNTS--We will transfer all or any part of an Individual's Account:

     l.  from one Sub-Account;
     2.  to any other Sub-Account stated in the CONTRACT SUMMARY;
     3. at any time up to 30 days before the due date of a Participant's first Annuity payment;
     4.  on written request:
         a. by you; or
         b. the Participant;

as provided in the Plan.

We will:

     1.  at any time;
     2.  during the continuance of this contract;
     3.  on your written request;

transfer all or any part of the Cash Value in the Owner's Account from one Sub-Account to any other Sub-Account shown on the CONTRACT SUMMARY.

We reserve the right to limit the number of transfers in an Account between Sub-Accounts. We will not limit transfers to less than one in any six month period. In the event of a transfer, the number of Accumulation Units credited to the Sub-Account from which the transfer is made will be reduced. The reduction will be determined by dividing:

     1.  the amount transferred; by
     2. the Accumulation Unit Value for that Sub-Account as of the next valuation after we receive your written request for transfer at our Office.

The number of Accumulation Units credited to the Sub-Account to which the transfer is being made will be increased. The increase will equal:

     1.  the amount transferred; less
     2.  any Transfer Charge stated on the CONTRACT SUMMARY; and all divided by
     3. the Accumulation Unit Value for that Sub-Account determined as of the next valuation after we receive the request at our Office.

After Annuity payments begin, you may make transfers only as described in the ANNUITY PROVISIONS.

DISTRIBUTION FROM ONE ACCOUNT TO ANOTHER ACCOUNT--You may, as provided in the Plan, distribute Cash Value from the Owner's Account to one or more Individual Accounts. We will reduce the total Cash Value distributed to an Individual Account, as necessary, to reflect any Account Distribution Charge shown on the CONTRACT SUMMARY. We will allocate the charge between the Sub-Accounts in the proportion that the Cash Value distributed to each Sub-Account bears to the total Cash Value distributed to that Account. No distribution is allowed between Individual Accounts. You may, as required and as provided in the Plan, move Cash Value from any or all Individual Accounts to the Owner's Account without a charge.

              CASH VALUE AND BENEFITS IN THE EVENT OF TERMINATION

CASH VALUE--The Cash Value of an Account on any date equals the sum of the accumulated values in the Sub-Accounts. The accumulated value in a Sub-Account equals (a) less (b) times (c) where:

     (a) is the number of Accumulation Units credited to the Account in that Sub-Account:
     (b) is any reductions as specified in the "Administrative Charge" provision; and
     (c)  is the then Accumulation Unit Value for that Sub-Account.

ACCOUNT CHARGE--We will deduct from the Cash Value an Administrative Charge in the amount and for the period shown on the CONTRACT SUMMARY.

We will allocate the charge between the Sub-Accounts in the proportion that the Cash Value of an Account in each Sub-Account bears to the total Cash Value of an Account.

The charge will be made by reducing the number of Accumulation Units.

We will make a pro rata charge for any part of a period before determination of the Cash Value if:

     1.  the Participant dies; or
     2.  Annuity payments begin.

CASH SURRENDER--We will, unless the Plan provides otherwise:

     1.  before the due date of a Participant's first Annuity payment; and
     2.  without the consent of any beneficiary unless irrecoverably named;

pay you all or any part of that Participant's Interest, less any applicable premium tax not previously deducted, if you or that Participant, as provided in the Plan, request it in writing. You may surrender the Owner's Account for cash, as provided in the Plan, without the consent of any Participant. We may delay payment of the Cash Surrender Value for a period of not more than seven days after we receive the request.

CASH SURRENDER VALUE--The Cash Surrender Value of an Account is equal to (d) less (e) less (f) where:

     (d)  is the Cash Value;
     (e) is any amounts deducted on surrender which are shown on the CONTRACT SUMMARY; and
     (f)  is any applicable premium tax not previously deducted.

TERMINATION OF CONTRACT OR ACCOUNT

TERMINATION BY OWNER--If:

     1. you terminate an Account, in whole or in part, while the contract remains in effect; and
     2.  the value of the terminated Account is to be:
         a.  paid in cash to you or to a Participant; or
         b.  transferred to any other funding vehicle;

we will pay or transfer the Cash Surrender Value of the terminated Account.

If:
     1.  you terminate this contract, whether or not the Plan is terminated; and
     2. you or the Participant, as provided in the Plan, elect that values are not to be paid out in cash or transferred;

we may, at our discretion, agree to apply a Participant's Interest:

     1.  as instructed by you or the Participant;

     2. under one of the options described under "Options in the Event of Termination of a Participant."

TERMINATION BY PARTICIPANT--If:

     1 a Participant terminates an Individual Account, in whole or in part, while the contract remains in effect; and
     2.  the value of the terminated Individual Account is to be:
         a.  paid in cash to the Participant; or
         b.  transferred to any other funding vehicle;

we will pay or transfer the Cash Surrender Value of the terminated Account.

TERMINATION BY US AND TERMINATION AMOUNT--If:

     1. the Cash Value in a Participant's Individual Account is less than the Termination Amount stated on the CONTRACT SUMMARY; and
     2.  no premium has been applied to the Account for at least three years;

we reserve the right:

     1.  to terminate that Account; and
     2. to move the Cash Value of that Participant's Individual Account to the Owner's Account.

If the Plan does not allow for this movement to the Owner's Account, we will pay the Cash Value, less any applicable premium tax not previously deducted, to that Participant or to you, as provided in the Plan.

We reserve the right to terminate this contract on any Valuation Date if:

     1.  there is no Cash Value in any Participant's Individual Account: and
     2. the Cash Value of the Owner's Account, if any, is less than the Termination Amount shown on the CONTRACT SUMMARY; and
     3.  premium has not been paid for at least three years.

If this contract is terminated, we will pay to you the Cash Value of the Owner's Account, if any, less any applicable premium tax not previously deducted.

Termination will not occur until 31 days after we have mailed notice of termination:

     1. to you or the Participant, as provided in the Plan, at the last known address; and
     2.  to any assignee of record.

OPTIONS IN THE EVENT OF TERMINATION OF A PARTICIPANT--IN the event that, before the Annuity Commencement Date of a Participant, that Participant terminates participation in the Plan, you or that Participant, as provided in the Plan, with respect to that Participant's Interest may elect:

    1. If that Participant is at least 50 years of age, to have that Participant's Interest applied to provide an Annuity or Income as provided under "Annuity Provisions" or "Income Provisions."
    2. If the contract is continued, to have that Participant's Interest applied to continue as a paid-up deferred annuity for that Participant, as provided in the "Paid-Up Deferred Annuity" provision.
    3. To have you or that Participant, as provided in the Plan, receive in cash, as provided in the "Cash Surrender" provision, that Participant's Interest.

     4. If that Participant becomes a Participant under another group contract of this same type which is in effect with us, to transfer that Participant's Interest to that group contract.
     5.  To make any other arrangements as may be mutually agreed on.

If this contract is continued, any Cash Value to which a terminating Participant is not entitled under the Plan, will be moved to the Owner's Account.

AUTOMATIC BENEFIT --In the event of termination, unless otherwise provided in the Plan, a Participant's Interest will be:

    1. If this contract is continued, to continue as a paid-up deferred annuity in accordance with option 2. above; or
    2. If this contract is terminated, will be paid in cash to you or that Participant, as provided in the Plan.

PAID-UP DEFERRED ANNUITY--We will determine the amount of any Paid-Up Deferred Annuity Payment as described in the "Valuation Provisions" and "Annuity Provisions." The paid-up deferred annuity will be payable under the same terms and conditions as the Annuity that would have otherwise been payable at the Annuity Commencement Date.

ANNUITY PAYMENTS--Termination of this contract or the Plan will not affect payments we are making under any Annuity Option which began before the date of termination.


                               ANNUITY PROVISIONS

SUB-ACCOUNT ALLOCATION--The accumulated value in each Sub-Account will be applied:

     1.  when annuity payments start;
     2. to provide an annuity which varies with the investment experience of that same Sub-Account.

You may elect to transfer Cash Value from one Sub-Account to another:

     1.  as described in the provision "Transfer Between Sub-Accounts;"
     2. in order to reallocate the basis on which Annuity payments will be determined.

TRANSFERS BETWEEN SUB-ACCOUNTS--After Annuity payments start, you may, with our consent, change the allocation of your values in each Sub-Account. We will base each transfer on the actuarial reserve which we determine.

AMOUNT OF FIRST PAYMENT--The ANNUITY TABLES are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to effect an Annuity will be:

     1. the Cash Value of an Individual Account as of 14 days before the date Annuity payments start;
     2.  less any applicable premium taxes not previously deducted.

ANNUITY UNIT VALUE--The initial value of an Annuity Unit for each Separate Account was set at $1.00. On any Valuation Date the Annuity Unit Value for a Sub-Account equals:

     1. the value of the Sub-Account Annuity Unit on the immediately preceding Valuation Date; times
     2.  the net investment factor of that Sub-Account for the Valuation
         Period ending on or next following 14 days before the current Valuation Date;

    3. divided by the Assumed Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the CONTRACT SUMMARY.

The value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

NUMBER OF ANNUITY UNITS--We determine the number of Annuity Units credited to the basic contract in each Sub-Account by dividing (a) by (b) where:

     1. (a) is the basic first monthly Annuity payment attributable to that Sub-Account; and
     2. (b) is the Sub-Account's Annuity Unit Value as of the due date of the first Annuity payment.

The number of Annuity Units is fixed during the annuity period unless a transfer is made after Annuity Payments begin.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS--The dollar amount of the second and subsequent payments may change from month to month. The total amount of each Annuity payment will be equal to:

     1.  the sum of the payments in each Sub-Account; less
     2.  any applicable Administrative Charge shown on the CONTRACT SUMMARY.

The actual amount of the payments in each Sub-Account is found by multiplying
(c) by (d) where:

     (c) is the number of Annuity Units credited to the Account in that Sub-Account; and
     (d) is the Annuity Unit Value of the Sub-Account as of the date on which the payment is due.

ANNUITY OPTIONS--We will, subject to the conditions stated in "Election of Options," and the Plan, pay:

     1. all or any part of a Participant's Interest otherwise payable to you or that Participant:
         a.  in one sum on that Participant's Annuity Commencement Date; or
         b.  on prior Cash Surrender of an Individual Account; or

amounts payable:
     1.  in one sum;
     2.  to the beneficiary;
     3.  on death of that Participant;

maybe paid under one or more of the Annuity Options below.

AUTOMATIC OPTION--Unless the Plan provides otherwise, if:

     1.  the Participant is living and has a spouse; and
     2.  no election has been made;

we will pay:

     1.  on that Participant's Annuity Commencement Date;
     2.  a series of Annuity Payments:
         a. based on the life of the Participant as the primary payee and the Participant's spouse;
         b.  in accordance with Option 5.

Unless the Plan provides otherwise, if:

     1.  the Participant is living; and
     2.  has no spouse; and
     3.  no election has been made;

we will:

     1.  on that Participant's Annuity Commencement Date;
     2.  pay to the Participant the first of a series of Annuity payments;
         a.  based on the life of the Participant;
         b.  in accordance with Option 2;
         c.  with 120 monthly payments assured.

OPTION 1.--LIFE ANNUITY--NO REFUND--We will make monthly Annuity Payments:

     1.  during the lifetime of the person on whose life the payments are based;
     2.  ending with the last monthly payment preceding death.

OPTION 2.--LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENT ASSURED--We will make monthly Annuity payments:

     1. during the lifetime of the person on whose life the payments are based; and
     2.  under the conditions stated below.

If at the death of that person, payments have been made for less than 120, 180 or 240 months, as elected, we will continue to make payments:

     1.  to the designated beneficiary;
     2.  during the remainder of the period.

OPTION 3. CASH REFUND LIFE ANNUITY--We will make monthly Annuity payments:

     1.  during the lifetime of the person on whose life the payments are based;
     2. ending with the last payment due before the death of that person under the conditions stated below.

At death of the person on whose life the payments are based, the beneficiary will receive in one sum the then dollar value of the number of Annuity Units equal to (a) minus (b) (if that difference is positive) where:

     (a) is the total amount applied under this option divided by the Annuity Unit Value on the due date of the first Annuity payment; and
     (b)  is:
          1)   the number of Annuity Units represented by each payment; times
          2)   the number of payments made.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY--We will make monthly annuity payments:

     1. during the joint lifetime of two persons on whose lives payments are based; and
     2.  during the lifetime of the survivor.

No more payments will be made after the death of the survivor.

OPTION 5. JOINT AND LAST SURVIVOR LIFE ANNUITY--ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE--We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated the secondary payee. On the death of the secondary payee, if survived by the primary payee, we will continue to make monthly Annuity payments:

     1.  to the primary payee;
     2. in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, we will continue to make monthly Annuity payments:

     1.  to the secondary payee;
     2. in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

OPTION 6. OTHER ANNUITY OPTIONS--We will make any other arrangements for Annuity payments as may be mutually agreed on.

The first payments under Annuity Options 1, 2, 3, 4 and 5 will be determined from the ANNUITY TABLES. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.


                               INCOME PROVISIONS

We will, subject to the conditions stated in "Election of Options" and the Plan, pay:

     1. all or any part of a Participant's Interest otherwise payable to you or that Participant:
         a.  in one sum on that Participant's Annuity Commencement Date; or
         b.  on prior Cash Surrender of an Individual Account; or

     2.  amounts payable:
         a.  in one sum;
         b.  to the beneficiary;
         c.  on the death of that Participant;

under one or more of the Income Options below. Cash Surrender Value used to determine the amount of any Income payment will be:

     1. based on the Accumulation Unit Value as of 14 days before the date an Income payment is due; and
     2.  determined the same way as in the Accumulation period.

OPTION 1. PAYMENTS OF A FIXED AMOUNT--We will make equal payments each month:

     1.  of the amount elected;
     2.  until the value applied under this option is gone.

The first monthly payment will be paid from each Sub-Account in proportion to its Cash Surrender Values applied.

The second payment and all later payments from each Sub-Account will be the same as the first payment under this option. The final payment will include any amount that is not enough to make another full payment.

OPTION 2. PAYMENTS FOR A FIXED PERIOD--We will make monthly payments for the period selected. The amount of each payment will be equal to:

     1.  the then remaining Cash Surrender Value applied under this option;
     2.  divided by the number of remaining payments.

OPTION 3. INVESTMENT INCOME--We will make monthly payments:

     1.  during the lifetime of the primary payee; or
     2.  for the period agreed on.

The amount to be paid will be equal to (a) minus (b), if positive, where:

     (a) is the excess, if any, of the then Cash Surrender Value under this option; and
     (b)  is the amount applied under this option.


                              ELECTION OF OPTIONS


We will pay any amount payable under this contract under the terms of any Option if:

     1.  the amount is payable in one sum; and
     2. the amount placed under an option is at least $2,000 unless we consent to a lesser amount; and
     3.  the election is made:
         a.  in writing; and
         b.  by you or the Participant, if that Participant is living; or
         c.  by the beneficiary, if the participant has died.

If any periodic payment due any payee is less than $20.00, we reserve the right to make payments at less frequent intervals.

Any election you or the Participant, as provided in the Plan, makes as to payments after that Participant dies is not binding on the payee unless restricted in the election.

While the Participant is living, you or that Participant as provided in the Plan, may change an election if the election has not been made irrevocable, if the change is made:

     (a)  during the lifetime of that Participant; and
     (b) before that Participant's Annuity Commencement Date or prior surrender.

On revocation of an election of:

     1.  any Annuity Option; or
     2.  any Income Option;

to be paid on the death of a Participant, any death benefit will be paid:

     1.  in one sum: and
     2.  to the beneficiary designated.

PAYMENT DATE--The first payment under an option, except Income Option 3, is due on the Participant's Annuity Commencement Date or any other date elected. Under Income Option 3 the first payment is due one month after that date.

PAYEE--We will make each payment to the person designated, with the designation applying at the due date of each payment.

Each payment under any other elected option will be made to you or a Participant, as provided in the Plan.

If the last surviving payee dies while receiving payments, we will pay in one sum:

     1.  any unpaid Cash Value in an Individual Account; or
     2.  the present value of any remaining payments assured;

to the executors or administrators of that payee, unless otherwise provided.

When payments under any Annuity option are made to other than the person on whose life the Annuity is based, we will require assurance that that person is living on the due date of each Annuity payment.

RIGHTS OF PAYEE--Unless otherwise provided in the Plan, and except as restricted, the payee under any option will not:

     1.  have the right to assign any payments under that option; and
     2.  have the right to receive the present value of any remaining payments;
         or
     3. have the right to withdraw any unpaid Cash Surrender Value in an Individual Account.

A payee has no right to receive the present value of future payments under an Annuity option during the lifetime of the person on whose life the payments are based.

Any payee who has a right to withdraw or receive the present value of future payments can:

     1. exercise that right to the exclusion on the rights of any succeeding payee; and
     2. have the right to elect to have all or part of that amount paid under an Annuity or Income option.

PRESENT VALUE--The calculation of the present value of future payments under an Annuity option will be at an interest rate equivalent to the rate or rates at which the first monthly payment was computed.

EXEMPTION--All amounts held and payments made under an option will be exempt from the claims of all creditors, to the extent allowed by law.


                               GENERAL PROVISIONS

THE CONTRACT- The entire contract between us and the Applicant consists of the contract, all attached pages, and the written application. All statements made in the application are considered to be to the best knowledge and belief of the Applicant and not as promises of truth. Unless it is contained in the written application, we will not use any statement to void this contract or to deny a claim.

No person other than one of our officers can, for us, alter or waive any terms or provisions of this contract.

CERTIFICATES--We will issue to you for delivery to each participant an individual Certificate stating in substance the benefits to which each Participant is entitled under this contract.

The word "certificate" as used here will include:

     1.  certificate riders; and
     2.  certificate supplements;

if any. The certificates will not, unless otherwise stated on the CONTRACT SUMMARY, constitute a part of this contract.

PREMIUM PAYMENT--Each premium is payable to us at our office or to one of our authorized representatives. We will accept each premium payment after the first subject to the conditions and provisions stated on the CONTRACT SUMMARY and the requirements of the Plan.

No gross premium allocated to an Account may be decreased to an amount which is less than the minimum premium then required under Group Variable Annuity contracts issued for the class to which this contract belongs.

SEX AND AGE--IF the Participant's sex or date of birth was misstated in the Participant's Account Authorization, all benefits of this contract are what the premium paid would have purchased at the correct sex and age.

Proof of a Participant's age may be filed at any time at our office.

INCONTESTABILITY--We will not contest the basic contract from its Date of Issue.

OWNERSHIP-ASSIGNMENT--THE owner is shown in the application. Unless otherwise provided in the Plan, no rights or benefits under this contract are assignable.

BENEFICIARY--Unless the Plan provides otherwise, a Participant's beneficiary will be as designated in that Participant's Account Authorization. Without the consent of any beneficiary unless irrevocably named you or the Participant, as provided in the Plan, may change the designation of beneficiary:

     1.  during the Participant's lifetime; and
     2.  while this contract continues.

Any change of designation will be effective from the date you or the Participant, as provided in the Plan, sign the request for change, whether or not the Participant is living when we receive the request. We will not be responsible for any payment we made before we received the request at our Office. The interest of any beneficiary will be subject to the rights of any assignee. The interest of any beneficiary who does not survive a participant will pass to you, the Participant or the Participant's executors, administrators or assignees, as provided in the Plan.

CHANGE OF CONTRACT--We may, at any time, make any changes, including retroactive changes, in this contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which we or you are subject.

Except as provided in the paragraph above, no changes may be made in the provisions of this contract before the 5th anniversary of the Contract Date and, in no event will changes be made with respect to payments being made by us under any Annuity Option which began before the date of change. On and after the 5th anniversary of the Contract Date, unless otherwise stated on the CONTRACT SUMMARY, we reserve the right to change:

     1.  the deductions from premium payments;
     2.  the administrative charge;
     3.  the Account Distribution Charge;
     4.  the Termination Amount;
     5.  the calculation of:
             a.  the net investment rate;
             b.  the Unit Values; and
     6.  the Annuity Tables.

Any change in the Annuity Tables will be applicable only to premiums we receive:

     1.  under this contract;
     2.  after the change.

Other changes may be applicable:

     1.  to all Accounts under this contract; or
     2.  only to Accounts established after the change; or
     3. only to premiums received under this contract after the date of the change;

as we declare at the time of change.

We will give notice to you at least 90 days before the date of change is to take effect.

REQUIRED REPORTS--We will furnish a report to you:

     1.  as often as required by law; but
     2.  at least once in each contract year.

The report will show:

     1.  the value of the contract as of the date of the report; and
     2.  any other information required.

VOTING RIGHTS--For each Separate Account:

     1. you or the Participant, as provided in the Plan during the lifetime of the Participant; or
     2. the beneficiary after the death of the Participant; will be entitled to certain voting rights with respect to each Separate Account in which this contract is credited with Accumulation Units or Annuity Units. These will be determined in accordance with the provisions of the Rules and Regulations of each Separate Account.

If:
     1.  a Separate Account is invested in Underlying Funds; and
     2.  current law allows,

you will instead be entitled to instruct us how to vote at meetings of the shareholders of the Underlying Funds. We will determine the number of votes as to which you will be entitled to instruct us. If there is a change in the law which permits us to vote the shares:

     1.  of the Underlying Funds;
     2.  without direction from you;

we reserve the right to do so.

MORTALITY AND EXPENSES--Our actual mortality and expense experience will not affect:

     1.  the amount of any Annuity or Income payments; or
     2.  any other values under the basic contract.

NO DIVIDENDS--This contract will not be entitled to share in our surplus earnings.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNTS--We will have exclusive and absolute ownership and control of the assets of our Separate Accounts. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

                                 ANNUITY TABLES
     DOLLAR AMOUNT OF THE FIRST MONTHLY ANNUITY PAYMENT WHICH IS PURCHASED
                            WITH EACH $1,000 APPLIED
                    Options 1,2, and 3-Single Life Annuities


                               120       180       240
                               MONTHLY   MONTHLY   MONTHLY
             ADJUSTED  NO      PAYMENTS  PAYMENTS  PAYMENTS  CASH
             AGE       REFUND  ASSURED   ASSURED   ASSURED   REFUND
             50        $4.74   $4.69     $4.62     $4.52     $4.53
             51        4.84    4.78      4.70      4.58      4.60
             52        4.94    4.87      4.78      4.65      4.67
             53        5.04    4.97      4.87      4.71      4.75
             54        5.16    5.07      4.95      4.78      4.84
             55        5.28    5.18      5.04      4.85      4.93
             56        5.40    5.29      5.13      4.91      5.02
             57        5.54    5.41      5.23      4.98      5.12
             58        5.69    5.53      5.33      5.05      5.22
             59        5.84    5.66      5.43      5.11      5.32
             60        6.01    5.79      5.53      5.18      5.44
             61        6.18    5.94      5.63      5.24      5.56
             62        6.37    6.08      5.74      5.30      5.68
             63        6.57    6.24      5.84      5.36      5.82
             64        6.79    6.40      5.95      5.41      5.96
             65        7.02    6.57      6.05      5.46      6.10
             66        7.27    6.74      6.15      5.51      6.26
             67        7.54    6.91      6.26      5.55      6.43
             68        7.83    7.10      6.35      5.59      6.60
             69        8.14    7.28      6.45      5.62      6.78
             70        8.48    7.47      6.54      5.65      6.98
             71        8.84    7.66      6.62      5.68      7.19
             72        9.23    7.85      6.70      5.70      7.41
             73        9.65    8.04      6.77      5.71      7.65
             74        10.11   8.23      6.83      5.72      7.89
             75        10.61   8.41      6.88      5.73      8.16


                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY


     ADJUSTED AGE OF              ADJUSTED AGE OF SECOND LIFE
     FIRST LIFE  51        56     58       61       63       66       71

       50        $4.21     $4.35  $4.40    $4.47    $4.51    $4.57    $4.64
       55         4.37      4.58   4.66     4.78     4.85     4.94     5.07
       57         4.43      4.67   4.77     4.90     4.99     5.10     5.26
       60         4.51      4.80   4.92     5.09     5.20     5.36     5.59
       62         4.55      4.88   5.01     5.22     5.35     5.54     5.82
       65         4.62      4.99   5.15     5.39     5.56     5.81     6.19
       70         4.70      5.14   5.34     5.65     5.88     6.23     6.83


                                                                            U-83
LVA-GAT(u)                                                           TIC Ed.1-83

                OPTION 5 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                   ANNUITY REDUCES ON DEATH OF PRIMARY PAYEE


           ADJUSTED AGE OF
           PRIMARY PAYEE           ADJUSTED AGE OF SECOND PAYEE


                             46       51        56          61

                 50         $4.37    $4.46     $4.54       $4.61
                 55          4.65     4.78      4.91        5.02
                 60          4.97     5.15      5.34        5.51
                 65          5.34     5.57      5.83        6.10
                 70          5.75     6.05      6.40        6.78



Dollar amounts of the first monthly payments for ages not shown in these Tables will be calculated on the same basis as those shown and may be obtained from us. Amounts shown in these Tables are based on the Progressive Annuity Table, with a two year set-back, (assuming births in the year 1900) with interest at the rate of 3 1/2% per annum. The adjusted age of the person on whose life the Annuity is based is determined from the actual age last birthday on the due date of the first Annuity payment in the following manner.


Calendar Year in which
First Payment is Due . .          1981-1990  1991-2000  2001-2010  2011 & later
Adjusted Age is Actual Age . . .   minus 3    minus 4    minus 5    minus 6

                             FLEXIBLE ANNUITY RIDER

This rider is made a part of the basic contract to which it is attached. The Date of Issue of the rider is the same as that of the basic contract unless a different date is shown in the Contract Summary. Except as provided in this rider, a Flexible Annuity Account is treated the same as a Sub-Account.

When you direct us to do so, we will
     1.  apply all or any part of a Participant's net premium; or
     2. transfer all or any part of a Participant's Interest under the contract;

to a Flexible Annuity Account.

PREMIUM PAYMENT--PREMIUMS are payable to us at our office. We will accept premiums subject to the conditions stated in the Contract Summary. No premium payment after the first is required to keep this rider in effect, as long as the basic contract is in effect.

We will apply the first net premium paid for this rider:

     1.  to provide Accumulation Units;
     2.  to the credit of this rider;
     3.  as of the day the premium is received at our office; or

     4.  on the date shown in the application for this rider, if later.

We will apply any net premium after the first net premium as of the day we receive it at our office.

For the purpose of this rider, the "VALUATION PROVISIONS" of the basic contract are amended by deleting the following provisions:

     1.  "Number of Accumulation Units;"
     2.  "Accumulation Unit Value;" and
     3.  "Net Investment Rate and Net Investment Factor;"

and the following provisions are added.

NUMBER OF ACCUMULATION UNITS--We will determine the number of Accumulation Units to be credited to this rider on payment of premiums by dividing the net premium by the then dollar value of one Accumulation Unit.

ACCUMULATION UNIT VALUE--We will determine the value of an Accumulation Unit on any day by multiplying:

     1.  the value on the immediately preceding day; by
     2. the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR--The net interest factor for a day is:

     1. the assured Net Interest Rate which is equivalent to an annual interest rate of 3 1/2%, plus
     2.  any additional net interest return, plus
     3.  1.0000.



L-13411 TIC Ed. 6-91

CASH VALUE--The Cash Value of a Flexible Annuity Account on any date equals:

     1.  the number of Accumulation Units credited to this rider: minus
     2. any reductions as stated in the "Account Charge" provision of the basic contract; and multiplied by
     3.  the then Accumulation Unit Value.

For the assured values of a Flexible Annuity Account, see the TABLE OF VALUES of this rider.

CASH SURRENDER--We will:

     1.  before the due date of a Participant's first Annuity payment; and
     2.  without the consent of any beneficiary unless irrevocably named,

pay you all or any part of that Participant's interest in the value of this rider if you request it in writing. We may delay payment of the Cash Surrender Value of a Flexible Annuity Account for a period of not more than six months after we receive the request.

CASH SURRENDER VALUE--The Cash Surrender Value of a Flexible Annuity Account is equal to:

     1.  the Cash Value of a Flexible Annuity Account; minus
     2. any amounts deducted on surrender which are shown on the contract summary, minus
     3.  any applicable premium tax not previously deducted.

BENEFITS--In addition to the benefits of the basic contract, you may apply all or any part of a Participant's Interest to provide a Flexible Annuity Account (fixed dollar) Annuity. The fixed dollar annuity provisions available:

     1.  are of the same type; and
     2. payable under the same terms and conditions as indicated in the "ANNUITY PROVISIONS" of the contract except for Option 3, Unit Refund Life Annuity, which is not available. However you may elect a Cash Refund Life Annuity.

CASH REFUND LIFE ANNUITY--We will make monthly annuity payments to you:

     1. during the lifetime of the Participant on whose life the payments are based;
     2.  ending with the last payment due before the death of that Participant;

provided that at death the beneficiary will receive in one sum the excess, if any, of:

     1.  the total amount applied under the option; minus
     2.  the sum of the annuity payments previously made.

We will determine the first payment under this option from the ANNUITY TABLES in the contract. It will be the same as that shown for a Unit Refund Life Annuity.

The rights and benefits stated in the provision of the basic contract entitled "ELECTIONS OF OPTIONS" will apply to the Cash Refund Life Annuity.

The dollar amount of the first fixed dollar annuity payment will be as indicated in the provision of the basic contract entitled "Amount of First Payment." The amount applied to effect an annuity will be the Cash Value as of the date the first payment is paid. All subsequent payments will be in the same amount and that amount will be assured throughout the payment period. If it would produce a larger payment, we agree that the fixed dollar annuity payment will be determined on the same mortality and interest basis used in determining rates for fixed dollar payments under annuity contracts being issued for the same class of Annuitants on the date the first fixed dollar annuity payment is paid under this contract.

LOANS--You may request a loan for a Participant at any time as long as the request is made in writing on a form that is acceptable to us.

The loan:
     1. must be made before the due date of the first annuity payment for the Participant; and
     2. will be made without the consent of any beneficiary or other party unless irrevocably named, or unless required by Federal law: and
     3.  cannot exceed the maximum loan value.

We may defer granting a loan for the period permitted by law but not for more than six months. We will not grant an additional loan for any Participant until the first loan has been repaid in full.

MINIMUM LOAN VALUE--The minimum loan value is shown on the Contract Summary.

MAXIMUM LOAN VALUE--The maximum loan value is shown on the Contract Summary.

You must transfer Cash Value from the basic contract equal to the loan amount to the Flexible Annuity Account prior to our granting the loan. The amount transferred to the Flexible Annuity Account will be taken pro rata from each of the other contract Sub-Accounts which have Cash Value, unless you instruct us otherwise. An express condition of us lending the loan amount to you is that you will grant us a security interest in the Cash Value of the Flexible Annuity Account equal to the loan amount.

LOAN INTEREST--Interest on the loan is payable in advance on a quarterly basis. The interest rate will be a fixed rate as stated in the Contract Summary.

EFFECT OF A LOAN ON CASH VALUE OF THE FLEXIBLE ANNUITY ACCOUNT--To the extent that the loan remains outstanding, the Cash Value that is equal to the loan amount will be credited with an interest rate of 3-1/2% a year.

The Cash Value may be decreased as stated in the Loan and Interest Repayments section of this rider.

EFFECT OF A LOAN ON CASH SURRENDER VALUE OF THE FLEXIBLE ANNUITY ACCOUNT--While a loan remains outstanding, the Cash Surrender Value of the Flexible Annuity Account equals;

     1.  the Cash Value; less
     2. any amounts deducted on surrender which are shown on the Contract Summary; less
     3.  any applicable premium tax not previously deducted; and less
     4.  the amount of any outstanding loan and accrued interest.

EFFECT OF LOAN ON TRANSFERS FROM THE FLEXIBLE ANNUITY ACCOUNT TO OTHER SUB-ACCOUNTS--While a loan remains outstanding, the maximum Cash Value that you may transfer from the Flexible Annuity Account to any other Sub-Account(s) is the Cash Surrender Value.

LOAN AND INTEREST REPAYMENTS--We will send you periodic bills, except when the loan is in default, for the loan and interest amount due. Payments must be made on a quarterly basis. Unless the loan was used to purchase a principal residence, the loan must be repaid within 5 years of the date the loan is made. We must be notified in writing when the loan is being used to purchase a principal residence. We will notify you regarding the repayment schedule for the loan.

If the entire billed amount is not paid within 31 days of the due date, one of the following events will occur:

    1. If there is Cash Value of the Flexible Annuity Account that is not restricted and it is sufficient to pay the Participant's entire billed amount, we will surrender that billed amount from that unrestricted Cash Value. Cash Value that is not restricted consists of any amount that is:

         a.  not restricted according to the Internal Revenue Code; and
         b.  attributable to the Participant's contributions.

When the billed amount is surrendered from the Cash Value of the Flexible Annuity Account, the Cash Value will also be reduced by:

         a. any amounts deducted on surrender, if applicable, which are shown on the Contract Summary; plus

         b.  any applicable premium tax not previously deducted.

    2.   When the entire billed amount cannot be paid as described in item
         1 above, we will send you a notice reminding you that the amount for a Participant has not been paid. If you do not pay that billed amount within 60 days of the date of our notice, the outstanding loan plus any accrued interest will be considered a loan in default. We will not send you any more bills.

Interest will continue to be charged and credited to the loan in default while the loan is outstanding. Repayment of the loan amount and/or accrued interest will be allowed at any time.

When an event that is recognized under federal tax law or regulation as one which allows the Cash Value of the Flexible Annuity Account to be distributed, the Cash Value will be reduced by:

     1.  the amount of the outstanding loan plus any accrued interest; plus
     2. the amounts deducted on surrender, if applicable, which are shown on the Contract Summary; plus
     3.  any applicable premium tax not previously deducted.

The loan amount is then considered no longer outstanding. Interest will no longer be charged or credited to the loan amount.

BENEFITS IN THE EVENT PREMIUM IS NOT PAID--

AUTOMATIC BENEFIT--This rider will automatically continue as a Paid-Up Deferred Annuity starting at a Participant's Annuity Commencement Date if:

     1.  this rider has a Cash Value; and
     2.  no further premium payments are made for this rider.

PAID-UP DEFERRED ANNUITY--We will determine the amount of any Paid-Up Deferred Annuity payment as described in the "Cash Value" provision above. The annuity will be payable:

     1.  on the Participant's Annuity Commencement Date;
     2.  if the Annuitant is then living;
     3.  unless you elect otherwise;

     4. under the same terms and conditions as the Annuity that would have otherwise been payable at the Participant's Annuity Commencement Date.

The Cash Value and the Cash Surrender Value of this Paid-up Deferred Annuity provision on and before an Annuity Commencement Date will be calculated as described in the "VALUATION PROVISIONS" of the basic contract.

CASH--You may surrender this rider for cash as described in the "Cash Surrender" provision.

MINIMUM VALUES--Any Paid-Up Deferred Annuity Value or Cash Surrender Value provided by this rider are not less than the minimum required by the law of the state in which this contract is delivered.

ANNUAL REPORTS--We will furnish you a report for this rider as often as required by law but at least once in each contract year before the due date of the first Annuity payment.

The report will show the Cash Value of the Flexible Annuity Account as of the date of the report.



                                        THE TRAVELERS INSURANCE COMPANY
                                                   President

                                TABLE OF VALUES
Cash Values per $1,000 of Net Premium Payment Applied to Provide Accumulation Units




No. of Full         No. of Full         No. of Full         No. of Full         No. of Full
Years From          Years From          Years From          Years From          Years From
Date Prem.   Cash   Date Prem.   Cash   Date Prem.   Cash   Date Prem.   Cash   Date Prem.   Cash
is Applied   Value  is Applied   Value  is Applied   Value  is Applied   Value  is Applied   Value

  1          1035     15         1675     29         2711     43         4389   57            7105
  2          1071     16         1733     30         2806     44         4543   58            7354
  3          1108     17         1794     31         2905     45         4702   59            7611
  4          1147     18         1857     32         3006     46         4866   60            7878
  5          1187     19         1922     33         3111     47         5037   61            8153
  6          1229     20         1989     34         3220     48         5213   62            8439
  7          1272     21         2059     35         3333     49         5396   63            8734
  8          1316     22         2131     36         3450     50         5584   64            9040
  9          1362     23         2206     37         3571     51         5780   65            9356
 10          1410     24         2283     38         3696     52         5982   66            9684
 11          1459     25         2363     39         3825     53         6192   67           10023
 12          1511     26         2445     40         3959     54         6408   68           10373
 13          1563     27         2531     41         4097     55         6633   69           10737
 14          1618     28         2620     42         4241     56         6865   70           11112








L-13411

                          OWNERSHIP--NON-TRANSFERABLE

You may not:

     1.  sell;
     2.  assign; or
     3.  discount;

this contract. You may not pledge this contract:

     1.  as collateral for a loan; or
     2.  as security for the performance;
            a.  of an obligation; or
            b.  for any other purpose;

to any person or organization other than us.

These restrictions will not apply to:

     1.  the Trustee of any Trust described in Section 401(a); or
     2.  the Administrator of any Annuity Plan described in Section 403(a);

of the Internal Revenue Code. This restriction supersedes an provisions of the contract which may be inconsistent with it


                    LIMITATION ON SETTLEMENT OPTION ELECTION

To conform this contract with:

     1.  the applicable sections of the Internal Revenue Code of 1954; and
     2.  the rulings and regulations under the Code;

the provision of this contract relating to "ELECTION OF OPTIONS," if applicable, is amended by the addition of the following provision:

A settlement option may not be elected under which the present value of the payments to be made to the Participant is less than fifty percent (50%) of the present value of the total payments to be made to the Participant and his or her beneficiary. To conform this contract with:

     1.  the applicable sections of the Internal Revenue Code of 1954; and
     2.  the rulings and limitations under the Code;

the provision of this contract relating to "INCOME PROVISIONS," if applicable, is amended by the deletion of "Option 3. Amounts Held at Interest" when this contract has been transferred or assigned to the Annuitant/Participant.

                                        THE TRAVELERS INSURANCE COMPANY
                                                   President


LVA-E9-A                                                           TIC Ed. 3-83

                                  ENDORSEMENT

This endorsement is made a part of this contract in order to comply with
Section 403(b) of the Internal Revenue Code. The following conditions, restrictions and limitations apply.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Internal Revenue Code
Section 403(b), elective deferral contributions may not exceed the limitations in effect under Internal Revenue Code Section 402(g).

This rule is effective for plan years beginning after December 31, 1987 and applies to all elective deferral plans, contracts or arrangements.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under an Internal Revenue Code 403(b) plan or arrangement, the withdrawal restrictions under Internal Revenue Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59-1/2, separation from service, death, total or permanent disability (as defined in Internal Revenue Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contribution and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

NONDISCRIMINATION RULES

In order to meet the qualification requirements of Internal Revenue Code
Section 403(b), except in the case of a contract purchased by a church, all plans must meet the nondiscrimination rules set forth in Internal Revenue Code
Section 403(b) (12).  These rules apply to years beginning after December
31, 1988.

MANDATORY DISTRIBUTION RULES

In order to meet the qualification requirements of Internal Revenue Code
Section 403(b), all plans must meet the mandatory distribution rules in Internal Revenue Code Section 401(a)(9). These rules apply to years beginning after December 31, 1986.

ADMINISTRATIVE COMPLIANCE

We intend to administer this contract so that it will maintain its tax deferred qualification under Internal Revenue Code Section 403(b). If temporary or final regulations require a change in the contract language in order to maintain qualification, we will administer this contract in accordance with the regulations.


                                      THE TRAVELERS INSURANCE COMPANY
                                                 President



L-13089

                                  ENDORSEMENT

This endorsement is made a part of the contract to which it is attached at its Date of Issue.

The "Relation of This Contract to the Separate Accounts" under the "General Provisions" is amended by deleting the provisions and replacing it with the following:

We will have exclusive and absolute ownership and control of the assets of our Separate Accounts. That portion of the assets of a Separate Account equal to the reserves and other contract liabilities with respect to such Separate Account shall not be chargeable with liabilities arising out of any other business we may conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.


                                     THE TRAVELERS INSURANCE COMPANY


                                                 President



























L-13804                                                            TIC Ed. 5-92

                                  ENDORSEMENT

This endorsement is made a part of this Contract at its Date of Issue.

This endorsement deletes any and all reference to "sex" in the contract to which it is attached.


                                     THE TRAVELERS INSURANCE COMPANY


                                                President






L-13193

                                  ENDORSEMENT

This endorsement is made a part of this contract form at its Date of Issue.

The "Benefits" provision is amended by deleting the existing provision and replacing it with the following:

If the Participant is living on that Participant's Annuity Commencement date:

     1.  we will apply the Participant's Interest to provide an Annuity; and
     2. we will pay to you or that Participant, as provided in the Plan, the first of a series of Annuity payments.

You or the Participant, as provided in the Plan, may elect:

     1.  another form of Annuity or Income; or
     2. an earlier date for the commencement of an Annuity or an Income, or both:

as provided in this contract. We will determine the dollar amounts of Annuity or Income Payments as described in the Annuity Provisions or the Income Provisions.

If:
     1. a Participant's Interest is to be applied to effect an Annuity or Income Option; and
     2. that Interest is other than the Cash Value of that Participant's Individual Accounts;

we must receive your instructions at least 30 days before that Participant's first Annuity or Income Payment is to be made.

If the Participant dies before age 75 while this contract continues and before the payment of that Participant's Annuity or Income, we will, after receipt of due proof of that Participant's death, pay to you or that Participant's beneficiary as provided in the Plan, the greater of 1), 2), or 3) below, less any applicable premium tax, or outstanding loans as of the date of receipt of due proof of death:

     1.  the Cash Value of the Participant's Account;
     2. the gross premium paid under that Participant's Account less any surrenders not previously deducted; or
     3. the Cash Value of that Participant's Account on the fifth Year anniversary of the Effective Date of the certificate immediately preceding the date of receipt by us of due proof of that Participant's death less any surrenders not previously deducted.

If the Participant dies on or after age 75 while this contract continues; and before the payment of that Participant's Annuity or Income, we will, after receipt of due proof of that Participant's death, pay to you or that Participant's beneficiary, as provided in the Plan:

    1. the Cash Value of the Participant's Account, less any applicable premium tax, or outstanding loans not previously deducted.

The Cash Value of the Participant's Account will be determined as of the next valuation following receipt by us at our office of due proof of that Participant's death.

                                         THE TRAVELERS INSURANCE COMPANY
                                                   President

L-12862                                                             TIC Ed. 5-94

                        Group Variable Annuity Contract
                           Annuity and Income Options

Elective Options                                               Without Dividends


                                  ENDORSEMENTS








LVA-FP(u)